Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of [                    ], 2011, by and between TransAtlantic Petroleum Ltd., an exempt company with limited liability organized under the laws of Bermuda (the “Company”), and [                    ] (the “Indemnitee”).

WHEREAS, Indemnitee is currently serving, or is about to commence service, as a director and/or executive officer of the Company, including service on one or more duly constituted committees of the Board;

WHEREAS, qualified persons are reluctant to serve organizations as directors or officers or in other capacities unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of such organizations;

WHEREAS, the parties hereto recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company and/or its subsidiaries, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company and/or its subsidiaries;

WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, Section 98 of the Bermuda Companies Act 1981, as amended, (the “BCA”), under which law the Company is organized, empowers a company organized in Bermuda to indemnify persons who serve as directors and/or officers of such company, or persons who serve at the request of such company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise;

WHEREAS, Section 44 of the Bye-Laws of the Company permit indemnification of directors and/or officers of the Company to the fullest extent permitted by applicable law;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually agree to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company and/or its subsidiaries free from undue concern that they will not be adequately indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for and on behalf of the Company on the condition that the Indemnitee is indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and of the Indemnitee’s agreement to provide services to the Company and/or its subsidiaries and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. For purposes of this Agreement:

(a) “Agreement” shall have the meaning ascribed to such term in the preamble.

(b) “BCA” shall have the meaning ascribed to such term in the recitals.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means a change in control of the Company occurring after the date hereof in any of the following circumstances: (i) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; provided, however, if the Permitted Investors collectively are already considered to be the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding voting securities, the acquisition of additional securities by the Permitted Investors is not considered to be a “Change in Control”; (iii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than two-thirds of the Board thereafter; or (iv) during any fifteen-month period, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least two-thirds of the Board.

(e) “Company” shall have the meaning ascribed to such term in the preamble.

(f) “Disqualifying Event” shall have the meaning ascribed to such term in Section 6(d).

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Expenses” means any judgment, liability, loss, damage, penalty, amount paid in settlement, fine, excise or similar tax, including all interest, assessments and other charges paid or payable in connection therewith or in respect thereof, resulting from or in any way relating to or connected with, directly or indirectly, an Indemnifiable Event or any Proceeding in respect thereof, as well as all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or otherwise participating in a Proceeding relating to an Indemnifiable Event.

(i) “Indemnifiable Event” means any event or occurrence related to the fact that the Indemnitee is or was serving as a member of the Board (including as a member of any Board committee) and/or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(j) “Indemnitee” shall have the meaning ascribed to such term in the preamble.

(k) “Permitted Investors” means N. Malone Mitchell, 3rd and any of his “affiliates” (as such term is used in Rule 501(b) under the Securities Act of 1933, as amended) to the extent that he controls any such affiliates.

(l) “Proceeding” includes (i) any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any/or other proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, (ii) any appeal of an action or proceeding described in (i), or (iii) any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of an action or proceeding described in (i), except one initiated by the Indemnitee (other than as provided pursuant to Section 8).

(m) “Special Legal Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to its or his selection or appointment has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party; (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding voting securities. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under this Agreement.

2. Indemnification Arrangement. In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, to the fullest extent permitted by the BCA or other applicable law as the same may exist or be hereinafter amended (by statute or judicial decision) (but in the case of any such amendment, with respect to matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Company shall, subject to and in accordance with the provisions of Section 6, indemnify and hold harmless the Indemnitee against any and all Expenses of such Proceeding as soon as practicable but in any event no later than (a) in the case of an initial written request for indemnification in connection with a Proceeding, five days after a determination has been made, or is deemed to have been made, that the Indemnitee is entitled to indemnification, and (b) in the case of a written request for indemnification made pursuant to Section 5 in connection with a Proceeding for which a determination has been made that the Indemnitee is entitled to indemnification in connection with such Proceeding, five days after such written request.

3. Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 2 shall include, but not be limited to, the right to be indemnified and to have all Expenses advanced (including the payment of Expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the BCA or other applicable law. In addition, to the extent the Indemnitee is, by reason of (or arising in part out of) an Indemnifiable Event, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Indemnitee shall be advanced Expenses, within five days after any request for such advancement, to the fullest extent permitted, or not prohibited, by the BCA or other applicable law; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of the Indemnitee by the BCA or other applicable law.

4. No Settlement Without Consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any Expense, penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

5. Request for Indemnification. To obtain indemnification as herein provided, the Indemnitee shall submit to the Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary of the Company shall promptly advise the Board of such request.

6. Determination of Request.

(a) Upon written request to the Company by the Indemnitee for indemnification pursuant to this Agreement, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in accordance with Section 44.6.1 or 44.6.2 of the Bye-Laws of the Company in effect on the date of this Agreement; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Special Legal Counsel selected by the Board, unless the Indemnitee shall request (at the time the Indemnitee submits the written request for indemnification) that such determination be made in accordance with Section 44.6.1 or 44.6.2 of the Bye-Laws of the Company in effect on the date of this Agreement.

(b) If entitlement to indemnification is to be determined by Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of a claim of or request for indemnification, specifying the identity and address of such Special Legal Counsel and a certification by such Special Legal Counsel that such Special Legal Counsel has reviewed and is in compliance with the requirements to be Special Legal Counsel hereunder. The Indemnitee may, within seven days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that such Special Legal Counsel selected does not meet the requirements of Special Legal Counsel as defined in this Agreement, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of such Special Legal Counsel, either the Company or the Indemnitee may petition a Texas State District Court or a United States Federal District Court located in Dallas County, Texas for a determination that the objection is without a reasonable basis and/or for the appointment of alternative Special Legal Counsel selected by such court. The Company shall pay any and all reasonable fees and expenses of such Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of such Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

(c) The Indemnitee will cooperate with the person or persons making the determination under this Section 6 with respect to the Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person or persons, on reasonable advance request, any documentation or information that is: (i) not privileged or otherwise protected from disclosure; (ii) reasonably available to Indemnitee; and (iii) reasonably necessary to that determination.

(d) Any determination of the Indemnitee’s entitlement to indemnification to be made pursuant to this Section 6 shall be made, and the Indemnitee shall be notified of such determination, not later than 20 days after receipt by the Secretary of the Company of the Indemnitee’s written claim for indemnification; provided, however, that in the case of a determination to be made by Special Legal Counsel the selection of whom is the subject of an existing objection, such determination, and the Indemnitee’s notification of such determination, shall be made not later than 20 days after the selection of Special Legal Counsel is finally determined. Notwithstanding anything herein to the contrary, if the person or persons empowered under this Section 6 to determine entitlement to indemnification have not made a determination within the applicable period set forth in this Section 6(d), the Indemnitee shall be deemed to be entitled to indemnification unless the Company establishes that a Disqualifying Event has occurred. Subject to applicable law, determinations of entitlement to indemnification made, or deemed to have been made, in accordance with the provisions of this Section 6, shall be conclusive, final and binding on the parties hereto unless, in the event the Company has previously determined to indemnify the Indemnitee, the Company establishes as provided in the final sentence of this Section 6 that: (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification; or (ii) such indemnification is prohibited by applicable law (each event described in subclause (i) or (ii) of this Section 6, a “Disqualifying Event”). Notwithstanding the foregoing, the Company may bring an action, in a Texas State District Court or a United States Federal District Court located in Dallas County, Texas, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a Disqualifying Event; provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

7. Effect of Certain Proceedings. The termination of any Proceeding or of any matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of the Company, or, in all other cases, that the Indemnitee’s conduct was opposed to the Company’s best interests, or (b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

8. Expenses of Enforcement of Agreement. The Indemnitee shall be entitled to seek an adjudication to enforce his rights under, or to recover damages for breach of rights created under or pursuant to, this Agreement either, at the Indemnitee’s option, in (a) a Texas State District Court or a United States Federal District Court located in Dallas County, Texas, or (b) an arbitration to be conducted by a single arbitrator, selected by mutual agreement of the Company and the Indemnitee (or, failing such agreement by the then sitting Chief Judge of the United States Federal District Court located in Dallas, Texas), pursuant to the commercial arbitration rules of the American Arbitration Association. In the event that the Indemnitee seeks any such judicial adjudication or arbitration award to enforce his rights under, or to recover damages for breach of rights created under or pursuant to, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section 8 regardless of whether the Indemnitee ultimately prevails in such judicial adjudication.

9. Common Attorney. Notwithstanding the obligation of the Company to indemnify the Indemnitee against Expenses pursuant to Section 2, in the event there is a Proceeding by reason of (or arising in part out of) an Indemnifiable Event against several persons, including the Indemnitee, who have a right of indemnification against the Company with respect to Expenses relating to such Proceeding and who have totally common interests such that their goals are identical and there are no conflicts-of-interest among them, then such group of persons shall, by majority vote of such persons, select a single attorney or law firm to serve as the sole and exclusive legal counsel for all of the members of such group (including the Indemnitee). In the event the Indemnitee acts independently by retaining the legal services of any other attorney or law firm to additionally or separately represent him, all Expenses relating to such independently retained attorney or law firm shall be the sole responsibility of the Indemnitee.

10. Nonexclusive Rights; Subsequent Change in Law. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the articles of incorporation of the Company, the Bye-Laws of the Company, any agreement, insurance or arrangement, any vote of shareholders, any resolution of directors, or otherwise. To the extent that a change in the BCA or other applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s articles of incorporation or Bye-Laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11. D&O Liability Insurance. The Company shall from time to time make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company or its subsidiaries or affiliates, with coverage for losses incurred in connection with their services to the Company or its subsidiaries or affiliates or to ensure the

Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors’ and/or officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors and/or officers. Subject to the foregoing, the Company currently maintains a directors’ and officers’ liability insurance policy and intends to continue to maintain such policies or replacements thereof. Further, after Indemnitee no longer serves as an officer or director of the Company for any reason, the Company will use its commercially reasonable efforts to continue to cover Indemnitee as a named insured under the Company’s insurance policy or policies providing directors’ and officers’ liability insurance for a period of time that shall commence on the date of termination and end on the date that is the first to occur of (i) six years after the date of termination, or (ii) the date on which the Company ceases to maintain an insurance policy providing directors’ and officers’ liability insurance. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under the articles of incorporation or Bye-Laws of the Company, any insurance policy, contract or agreement, or otherwise.

12. No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued service as a director and/or officer with the Company.

13. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. Term. This Agreement shall be effective from and after the date hereof, and shall continue until and terminate upon the later of: (a) the sixth anniversary after the Indemnitee has ceased to be a member of the Board and/or an officer of the Company or otherwise hold a position that could give rise to an Indemnifiable Event or (b) the final termination or resolution of all Proceedings with respect to which the Company is indemnifying the Indemnitee against any and all Expenses relating to such Proceeding pursuant to the terms of this Agreement that are commenced prior to such six-year anniversary.

16. Notification and Defense of Claims. The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, or investigative; provided. however, that the failure of the Indemnitee to give such notice to the Company shall not adversely affect the Indemnitee’s rights under this Agreement except to the extent the Company has been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company’s right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal or legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director and/or officer of the Company.

18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. To the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

19. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to conflicts of law provisions thereof.

20. Notice. All notices, demands and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly received upon actual receipt if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

TransAtlantic Petroleum Ltd.

c/o TransAtlantic Petroleum (USA) Corp.

5910 N. Central Expressway

Suite 1755

Dallas, Texas 75206

Attention: Secretary

and to Indemnitee at the address set forth on the signature page attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

TRANSATLANTIC PETROLEUM LTD.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

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